CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial

Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated January 8, 2007, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-09452 and 811- 04871) of General California Municipal Money Market Fund.

ERNST & YOUNG LLP
New York, New York March 26, 2007